UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2019

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2019, Edison Nation, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with certain accredited investors (the “Investors”) pursuant to which the Investors purchased Senior Convertible Promissory Notes (the “Notes”) from the Company. The use of proceeds from the Notes will be used for general working capital and to fund new product launches. Unless there is a specific Event of Default (as such term is defined in the Notes), the Investors shall not have the ability to convert the principal and interest under the Notes into shares of the Company.

Pursuant to the SPA, the Company has agreed to sell to the Investors the Notes, in the aggregate principal amount of $1,111,111, which are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Additionally, the Company will issue an additional 20,000 shares of Common Stock to the Investors as additional consideration for the purchase of the Notes.

Under the terms of the SPA, the Investors will have piggyback registration rights in the event the Company files a Form S-1 or Form S-3 within six months of May 13, 2019. The Company is also subject to certain customary negative covenants under the SPA, including but not limited to, the requirement to maintain its corporate existence and assets subject to certain exceptions, and to not to make any offers or sales of any security under circumstances that would have the effect of establishing rights or otherwise benefitting other investors in a manner more favorable in any material respect than those rights and benefits established in favor of the Investors under the terms of the SPA and the Notes.

As issued on May 13, 2019, the principal amount of the Notes are $1,111,111, with an original issue discount in the amount of $111,111. The maturity date of the Notes is six months from May 13 2019. As stated above, all principal amounts and the interest thereon are convertible into shares Common Stock only in the event that an Event of Default occurs. The per share conversion price into which the principal amount and interest under the Notes may be converted is equal to 80% multiplied by the lowest traded price of the Common Stock during the 20 consecutive trading days preceding the date of conversion. The conversion price may be adjusted in connection with certain material corporate events, and the Company is subject to cash penalties in the event that the Company fails to timely deliver certificates for shares of Common Stock issuable upon conversion of Notes.

As assurance to the Investors for the Company’s obligations under the Notes, the Company agreed to reserve a number of shares of Common Stock, free from preemptive rights, equal to the greater of (a) 250,000 shares of Common Stock, or (b) the sum of the number of Conversion Shares issuable upon the full conversion of the Notes (assuming no payment of principal or interest thereon), as of the issue date. The Notes contain a cap, such that the total number of shares of Common Stock issuable under the Notes are limited to 19.99% of the Company’s outstanding shares of Common Stock as of May 13, 2019.

So long as an Event of Default has not occurred under the terms of the Notes, the Company may prepay the Notes at any time, given not less than three trading days’ notice. If the Company exercises its right to prepay the Notes at any time within the initial 180 days following May 13, 2019, the prepayment amount to be paid by the Company shall be an amount in cash equal to the sum of 115% multiplied by the principal on the Notes then outstanding, plus all accrued and unpaid interest, including unpaid default interest, if any.

The foregoing descriptions of the SPA and Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the SPA and the Notes, which are filed as, respectively, Exhibits 10.1 and 10.2 hereto.

Item 2.01.	Results of Operations and Financial Condition.

On May 16, 2019, the Company issued a press release announcing its financial performance for the first fiscal quarter ended March 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Report is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Report is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) and Rule 506(b) under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 24, 2019, Michael Palleschi and Kevin J. Ferguson each provided notice of their intention to resign as a member of the Board of Directors (the “Board”) of the Company, effective April 26, 2019. Mr. Palleschi served as the chairman of the Board’s audit committee and as a member of the Board’s compensation committee and nominating and corporate governance committee. Mr. Ferguson did not serve on any Board committees. Neither Mr. Palleschi’s nor Mr. Ferguson’s resignations from the Board were in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 24, 2019, the Board accepted both of Mr. Palleschi’s and Mr. Ferguson’s resignations. Also on April 24, 2019, in order to immediately fill the vacancies that might have been created by Mr. Palleschi’s resignation, Kevin J. O’Donnell was appointed as chairman of the Board’s audit committee, as well as a member of the Board’s compensation committee and nominating and corporate governance committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Securities Purchase Agreement dated May 13, 2019
10.2	Form of Senior Convertible Promissory Note dated May 13, 2019
99.1	Press Release dated May 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON NATION, INC.

Date: May 17, 2019	By:	/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer